Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Fourth Quarter and Full Year 2022

DALLAS — (BUSINESS WIRE) January 26, 2023 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the fourth quarter and full year 2022. Hilltop produced income to common stockholders of $25.6 million, or $0.39 per diluted share, for the fourth quarter of 2022, compared to $62.2 million, or $0.78 per diluted share, for the fourth quarter of 2021. Income to common stockholders for the full year 2022 was $113.1 million, or $1.60 per diluted share, compared to $374.5 million, or $4.61 per diluted share, for the full year 2021. Hilltop’s financial results for the fourth quarter and full year of 2022 included significant decreases in year-over-year mortgage origination segment net gains from sales of loans and other mortgage production income, while the banking segment recorded a provision for credit losses as opposed to a reversal of credit losses in respective prior year periods.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.16 per common share, a 7% increase from the prior quarter, payable on February 24, 2023, to all common stockholders of record as of the close of business on February 10, 2023. Additionally, the Hilltop Board of Directors authorized, subject to regulatory approvals or non-objections, a new stock repurchase program through January 2024, under which Hilltop may repurchase, in the aggregate, up to $75.0 million of its outstanding common stock. During 2022, Hilltop paid $442.3 million to repurchase approximately 14.87 million shares of its common stock at a price of $29.75 per share pursuant to the tender offer completed in May 2022. These shares were returned to the pool of authorized but unissued shares of common stock.

Headwinds during 2022, including the impact of tight housing inventories on mortgage volumes, declining deposit balances, rapid increases in market interest rates and a declining economic forecast, are expected to continue to have an adverse impact on our operating results during 2023. The impacts of such headwinds in 2023 remain uncertain and will depend on developments outside of our control, including, among others, timing and significance of further changes in U.S. treasury yields and mortgage interest rates, exposure to increasing funding costs, inflationary pressures associated with compensation, occupancy and software costs and labor market conditions, the Russian-Ukraine conflict and its impact on supply chains, and the impact of the pandemic.

Jeremy B. Ford, President and CEO of Hilltop, said “Although we experienced a challenging operating environment in 2022, Hilltop still generated consolidated profitability and finished the year a more resilient company. The abrupt market shifts in the mortgage and fixed income businesses had a negative impact across our company, particularly at PrimeLending and HilltopSecurities, while PlainsCapital Bank delivered across all of its key priorities, including prudent loan growth, sound credit quality and efficiency. I am proud of our teams’ accomplishments during the year, as they continued to deliver high-quality products and services for our clients, while also making tough, yet prudent, expense decisions to right-size our franchise.

“Additionally, our focus on maintaining a strong balance sheet with significant capital and liquidity has positioned Hilltop for long-term success regardless of interest rate and economic volatility. Finally, I am very pleased that Hilltop returned a record amount of capital to stockholders during 2022, primarily through our successful tender offer share repurchase completed in May.”

Fourth Quarter 2022 Highlights for Hilltop:

●	The provision for credit losses was $3.6 million during the fourth quarter of 2022, compared to a reversal of credit losses of $0.8 million in the third quarter of 2022 and a reversal of credit losses of $18.6 million in the fourth quarter of 2021;
o	The provision for credit losses during the fourth quarter of 2022 reflected a deteriorating U.S. economic outlook since the prior quarter.

●	For the fourth quarter of 2022, net gains from sale of loans and other mortgage production income and mortgage loan origination fees within our mortgage origination segment was $71.1 million, compared to $192.0 million in the fourth quarter of 2021, a 63.0% decrease;
o	Mortgage loan origination production volume was $2.0 billion during the fourth quarter of 2022, compared to $5.0 billion in the fourth quarter of 2021;
o	Net gains from mortgage loans sold to third parties decreased to 211 basis points during the fourth quarter of 2022, compared to 227 basis points in the third quarter of 2022.
●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the fourth quarter of 2022 were 0.63% and 4.99%, respectively, compared to 1.41% and 9.93%, respectively, for the fourth quarter of 2021;
●	Hilltop’s book value per common share increased to $31.62 at December 31, 2022, compared to $31.46 at September 30, 2022;
●	Hilltop’s total assets were $16.3 billion and $16.6 billion at December 31, 2022 and September 30, 2022, respectively;
●	Loans[1], net of allowance for credit losses, were $7.6 billion and $7.4 billion at December 31, 2022 and September 30, 2022;
●	Non-performing loans were $30.3 million, or 0.33% of total loans, at December 31, 2022, compared to $34.6 million, or 0.39% of total loans, at September 30, 2022;
●	Loans held for sale decreased by 2.1% from September 30, 2022 to $1.0 billion at December 31, 2022;
●	Total deposits were $11.3 billion and $11.4 billion at December 31, 2022 and September 30, 2022, respectively;
●	Hilltop maintained strong capital levels[2] with a Tier 1 Leverage Ratio[3] of 11.47% and a Common Equity Tier 1 Capital Ratio of 18.22% at December 31, 2022;
●	Hilltop’s consolidated net interest margin[4] increased to 3.23% for the fourth quarter of 2022, compared to 3.19% in the third quarter of 2022;
●	For the fourth quarter of 2022, noninterest income was $169.8 million, compared to $284.8 million in the fourth quarter of 2021, a 40.4% decrease;
●	For the fourth quarter 2022, noninterest expense was $253.4 million, compared to $322.2 million in the fourth quarter of 2021, a 21.4% decrease; and
●	Hilltop’s effective tax rate was 26.6% during the fourth quarter of 2022, compared to 24.2% during the same period in 2021.
o	The effective tax rate for the fourth quarter of 2022 was higher than the applicable statutory rate primarily due to the impact of non-deductible compensation expense and other permanent adjustments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $431.0 million and $402.0 million at December 31, 2022 and September 30, 2022, respectively.

2  Capital ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period.

3  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(in 000's)	2022	2022	2022	2022	2021
Cash and due from banks	$1,579,512	$1,777,584	$1,783,554	$2,886,812	$2,823,138
Federal funds sold	650	663	381	383	385
Assets segregated for regulatory purposes	67,737	109,358	120,816	128,408	221,740
Securities purchased under agreements to resell	118,070	145,365	139,929	256,991	118,262
Securities:
Trading, at fair value	755,032	641,864	593,273	471,763	647,998
Available for sale, at fair value, net	1,658,766	1,584,724	1,562,222	1,462,340	2,130,568
Held to maturity, at amortized cost, net	875,532	889,452	920,583	953,107	267,684
Equity, at fair value	200	209	197	225	250
	3,289,530	3,116,249	3,076,275	2,887,435	3,046,500
Loans held for sale	982,616	1,003,605	1,491,579	1,643,994	1,878,190
Loans held for investment, net of unearned income	8,092,673	7,944,246	7,930,619	7,797,903	7,879,904
Allowance for credit losses	(95,442)	(91,783)	(95,298)	(91,185)	(91,352)
Loans held for investment, net	7,997,231	7,852,463	7,835,321	7,706,718	7,788,552

Broker-dealer and clearing organization receivables	1,038,055	1,255,052	1,049,830	1,610,352	1,672,946
Premises and equipment, net	184,950	191,423	195,361	198,906	204,438
Operating lease right-of-use assets	102,443	103,099	106,806	108,180	112,328
Mortgage servicing assets	100,825	156,539	121,688	100,475	86,990
Other assets	527,469	624,235	513,570	546,622	452,880
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	11,317	12,209	13,182	14,233	15,284
Total assets	$16,267,852	$16,615,291	$16,715,739	$18,356,956	$18,689,080

Deposits:
Noninterest-bearing	$3,968,862	$4,546,816	$4,601,643	$4,694,592	$4,577,183
Interest-bearing	7,346,887	6,805,198	7,319,143	7,972,110	8,240,894
Total deposits	11,315,749	11,352,014	11,920,786	12,666,702	12,818,077
Broker-dealer and clearing organization payables	966,470	1,176,156	934,818	1,397,836	1,477,300
Short-term borrowings	970,056	942,309	822,649	835,054	859,444
Securities sold, not yet purchased, at fair value	53,023	99,515	135,968	97,629	96,586
Notes payable	346,654	390,354	389,722	395,479	387,904
Operating lease liabilities	126,759	120,635	124,406	125,919	130,960
Other liabilities	417,042	475,425	329,987	347,742	369,606
Total liabilities	14,195,753	14,556,408	14,658,336	15,866,361	16,139,877

Common stock	647	646	646	794	790
Additional paid-in capital	1,046,331	1,043,605	1,039,261	1,275,649	1,274,446
Accumulated other comprehensive loss	(124,961)	(119,864)	(95,279)	(80,565)	(10,219)
Retained earnings	1,123,636	1,107,586	1,085,208	1,267,415	1,257,014
Deferred compensation employee stock trust, net	481	479	695	744	752
Employee stock trust	(640)	(641)	(954)	(104)	(115)
Total Hilltop stockholders' equity	2,045,494	2,031,811	2,029,577	2,463,933	2,522,668
Noncontrolling interests	26,605	27,072	27,826	26,662	26,535
Total stockholders' equity	2,072,099	2,058,883	2,057,403	2,490,595	2,549,203
Total liabilities & stockholders' equity	$16,267,852	$16,615,291	$16,715,739	$18,356,956	$18,689,080

	Three Months Ended			Year Ended
Consolidated Income Statements	December 31,	September 30,	December 31,	December 31,	December 31,
(in 000's, except per share data)	2022	2022	2021	2022	2021
Interest income:
Loans, including fees	$117,906	$109,165	$96,104	$416,207	$404,312
Securities borrowed	14,162	10,938	8,524	44,414	61,667
Securities:
Taxable	23,293	19,642	13,916	75,805	47,633
Tax-exempt	3,002	2,451	2,639	10,013	9,766
Other	21,611	14,276	1,872	44,677	6,595
Total interest income	179,974	156,472	123,055	591,116	529,973

Interest expense:
Deposits	28,238	12,525	4,404	50,412	23,624
Securities loaned	13,179	9,407	6,624	38,570	50,974
Short-term borrowings	10,278	5,550	2,279	20,893	9,065
Notes payable	3,988	3,907	5,871	16,141	21,386
Junior subordinated debentures	—	—	—	—	1,558
Other	849	1,597	(417)	6,125	384
Total interest expense	56,532	32,986	18,761	132,141	106,991

Net interest income	123,442	123,486	104,294	458,975	422,982
Provision for (reversal of) credit losses	3,638	(780)	(18,565)	8,309	(58,213)
Net interest income after provision for (reversal of) credit losses	119,804	124,266	122,859	450,666	481,195

Noninterest income:
Net gains from sale of loans and other mortgage production income	35,949	57,998	156,103	302,384	825,960
Mortgage loan origination fees	35,198	39,960	35,930	149,598	160,011
Securities commissions and fees	33,143	34,076	32,801	139,122	143,827
Investment and securities advisory fees and commissions	30,661	35,031	42,834	127,399	152,443
Other	34,833	39,910	17,178	113,957	128,034
Total noninterest income	169,784	206,975	284,846	832,460	1,410,275

Noninterest expense:
Employees' compensation and benefits	167,892	200,450	229,717	773,688	1,007,235
Occupancy and equipment, net	23,077	25,041	25,741	97,115	100,602
Professional services	11,555	10,631	9,904	48,495	54,270
Other	50,844	52,616	56,832	207,701	225,291
Total noninterest expense	253,368	288,738	322,194	1,126,999	1,387,398

Income before income taxes	36,220	42,503	85,511	156,127	504,072
Income tax expense	9,642	9,249	20,715	36,833	117,976
Net income	26,578	33,254	64,796	119,294	386,096
Less: Net income attributable to noncontrolling interest	1,022	1,186	2,611	6,160	11,601
Income attributable to Hilltop	$25,556	$32,068	$62,185	$113,134	$374,495

Earnings per common share:
Basic:	$0.40	$0.50	$0.79	$1.61	$4.64
Diluted:	$0.39	$0.50	$0.78	$1.60	$4.61

Cash dividends declared per common share	$0.15	$0.15	$0.12	$0.60	$0.48

Weighted average shares outstanding:
Basic	64,602	64,552	78,933	70,434	80,708
Diluted	64,779	64,669	79,427	70,626	81,173

	Three Months Ended December 31, 2022
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$109,335	$14,116	$(4,464)	$(3,279)	$7,734	$123,442
Provision for (reversal of) credit losses	3,925	(287)	—	—	—	3,638
Noninterest income	11,869	92,803	71,439	1,870	(8,197)	169,784
Noninterest expense	59,269	87,406	92,532	14,642	(481)	253,368
Income (loss) before taxes	$58,010	$19,800	$(25,557)	$(16,051)	$18	$36,220

	Year Ended December 31, 2022
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$413,603	$51,597	$(10,529)	$(13,135)	$17,439	$458,975
Provision for (reversal of) credit losses	8,250	59	—	—	—	8,309
Noninterest income	49,307	341,943	452,915	7,525	(19,230)	832,460
Noninterest expense	235,190	355,713	478,904	59,030	(1,838)	1,126,999
Income (loss) before taxes	$219,470	$37,768	$(36,518)	$(64,640)	$47	$156,127

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Selected Financial Data	2022	2022	2021	2022	2021

Hilltop Consolidated:
Return on average stockholders' equity	4.99%	6.26%	9.93%	5.11%	15.38%
Return on average assets	0.63%	0.79%	1.41%	0.69%	2.17%
Net interest margin (1)	3.23%	3.19%	2.44%	2.87%	2.57%
Net interest margin (taxable equivalent) (2):
As reported	3.24%	3.20%	2.45%	2.88%	2.58%
Impact of purchase accounting	7 bps	8 bps	12 bps	7 bps	12 bps
Book value per common share ($)	31.62	31.46	31.95	31.62	31.95
Shares outstanding, end of period (000's)	64,685	64,591	78,965	64,685	78,965
Dividend payout ratio (3)	37.92%	30.19%	15.19%	37.36%	10.34%

Banking Segment:
Net interest margin (1)	3.42%	3.42%	2.81%	3.11%	3.07%
Net interest margin (taxable equivalent) (2):
As reported	3.43%	3.43%	2.82%	3.11%	3.08%
Impact of purchase accounting	8 bps	10 bps	15 bps	9 bps	16 bps
Accretion of discount on loans ($000's)	2,173	2,858	4,716	10,552	18,789
Net recoveries (charge-offs) ($000's)	21	(2,735)	405	(4,219)	521
Return on average assets	1.31%	1.41%	1.44%	1.19%	1.55%
Fee income ratio	9.8%	9.9%	10.8%	10.7%	10.0%
Efficiency ratio	48.9%	48.9%	54.2%	50.8%	50.3%
Employees' compensation and benefits ($000's)	34,526	35,934	34,415	137,531	130,276

Broker-Dealer Segment:
Net revenue ($000's) (4)	106,919	114,184	94,569	393,540	424,421
Employees' compensation and benefits ($000's)	60,552	70,274	65,301	251,145	276,176
Variable compensation expense ($000's)	32,042	42,567	35,939	138,705	161,264
Compensation as a % of net revenue	56.6%	61.5%	69.1%	63.8%	65.1%
Pre-tax margin (5)	18.5%	15.3%	1.8%	9.6%	10.3%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	1,895,731	2,832,136	3,559,137	10,823,002	14,429,190
Refinancings	147,511	211,075	1,430,369	1,837,154	8,239,093
Total mortgage loan originations - volume	2,043,242	3,043,211	4,989,506	12,660,156	22,668,283
Mortgage loan sales - volume ($000's)	2,038,990	3,419,950	4,988,538	13,200,471	23,059,160
Net gains from mortgage loan sales (basis points):
Loans sold to third parties	211	227	362	263	375
Impact of loans retained by banking segment	(19)	(9)	(15)	(11)	(13)
As reported	192	218	347	252	362
Mortgage servicing rights asset ($000's) (6)	100,825	156,539	86,990	100,825	86,990
Employees' compensation and benefits ($000's)	64,940	86,079	121,758	353,973	568,221
Variable compensation expense ($000's)	26,724	44,312	73,208	183,804	373,929

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.3 million, $0.4 million, $0.5 million, $1.6 million and $1.7 million, respectively, for the periods presented and for the banking segment were $0.2 million for each of the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital Ratios	2022	2022	2022	2022	2021
Tier 1 capital (to average assets):
PlainsCapital	10.26%	10.29%	9.67%	9.74%	10.20%
Hilltop	11.47%	11.41%	10.53%	12.46%	12.58%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.97%	14.68%	14.65%	15.37%	16.00%
Hilltop	18.22%	17.45%	17.24%	21.27%	21.22%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.97%	14.68%	14.65%	15.37%	16.00%
Hilltop	18.22%	17.45%	17.24%	21.27%	21.22%
Total capital (to risk-weighted assets):
PlainsCapital	15.90%	15.54%	15.55%	16.18%	16.77%
Hilltop	20.97%	20.07%	19.90%	23.85%	23.75%

	December 31,	September 30,	June 30,	March 31,	December 31,
Non-Performing Assets Portfolio Data	2022	2022	2022	2022	2021
Loans accounted for on a non-accrual basis ($000's) (1):
Commercial real estate	4,269	4,735	4,947	6,153	6,601
Commercial and industrial	9,095	12,078	13,315	18,486	22,478
Construction and land development	1	1	1	1	2
1-4 family residential	16,138	16,968	16,542	18,723	21,123
Consumer	14	16	19	21	23
Broker-dealer	—	—	—	—	—
	29,517	33,798	34,824	43,384	50,227
Troubled debt restructurings included in accruing loans held for investment ($000's)	803	825	857	890	922
Non-performing loans ($000's)	30,320	34,623	35,681	44,274	51,149

Non-performing loans as a % of total loans	0.33%	0.39%	0.38%	0.47%	0.52%

Other real estate owned ($000's)	2,325	1,637	1,516	2,175	2,833

Other repossessed assets ($000's)	—	—	—	—	—

Non-performing assets ($000's)	32,645	36,260	37,197	46,449	53,982

Non-performing assets as a % of total assets	0.20%	0.22%	0.22%	0.25%	0.29%

Loans past due 90 days or more and still accruing ($000's) (2):	92,099	96,532	82,410	87,489	60,775

(1)	Loans accounted for on a non-accrual basis do not include COVID-19 related loan modifications through January 1, 2022. The banking segment’s COVID-19 payment deferment programs since the second quarter of 2020 allowed for a deferral of principal and/or interest payments with such deferred principal payments due and payable on the maturity date of the existing loan. For the periods presented, the banking segment’s actions through December 31, 2021 included approval of COVID-19 related loan modifications, resulting in active loan modifications of approximately $4 million as of December 31, 2021.
(2)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended December 31,
	2022			2021
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$882,322	$11,634	5.27%	$1,852,140	$13,708	2.96%
Loans held for investment, gross (2)	7,774,350	106,271	5.42%	7,695,090	82,396	4.25%
Investment securities - taxable	2,843,881	23,293	3.28%	2,677,894	13,916	2.08%
Investment securities - non-taxable (3)	354,207	3,286	3.71%	331,959	3,188	3.84%
Federal funds sold and securities purchased under agreements to resell	161,632	2,173	5.33%	194,351	164	0.33%
Interest-bearing deposits in other financial institutions	1,749,902	15,751	3.57%	2,683,656	943	0.14%
Securities borrowed	1,350,873	14,162	4.10%	1,474,421	8,524	2.26%
Other	56,196	3,686	26.02%	52,848	765	5.74%
Interest-earning assets, gross (3)	15,173,363	180,256	4.71%	16,962,359	123,604	2.89%
Allowance for credit losses	(92,344)			(109,555)
Interest-earning assets, net	15,081,019			16,852,804
Noninterest-earning assets	1,637,295			1,402,216
Total assets	$16,718,314			$18,255,020

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,154,802	$28,238	1.57%	$7,901,704	$4,404	0.22%
Securities loaned	1,274,038	13,179	4.10%	1,422,303	6,624	1.85%
Notes payable and other borrowings	1,355,809	15,114	4.42%	1,233,924	7,733	2.49%
Total interest-bearing liabilities	9,784,649	56,531	2.29%	10,557,931	18,761	0.70%
Noninterest-bearing liabilities
Noninterest-bearing deposits	4,222,143			4,509,891
Other liabilities	652,900			677,433
Total liabilities	14,659,692			15,745,255
Stockholders’ equity	2,032,287			2,484,301
Noncontrolling interest	26,335			25,464
Total liabilities and stockholders' equity	$16,718,314			$18,255,020

Net interest income (3)		$123,725			$104,843
Net interest spread (3)			2.42%			2.19%
Net interest margin (3)			3.24%			2.45%

	Year Ended December 31,
	2022			2021
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,221,235	$52,315	4.28%	$2,293,543	$64,767	2.82%
Loans held for investment, gross (2)	7,840,848	363,892	4.71%	7,645,292	339,548	4.44%
Investment securities - taxable	2,819,282	75,805	2.69%	2,493,848	47,582	1.91%
Investment securities - non-taxable (3)	310,315	11,608	3.74%	313,703	11,448	3.65%
Federal funds sold and securities purchased under agreements to resell	162,575	4,098	2.52%	152,273	372	0.24%
Interest-bearing deposits in other financial institutions	2,306,960	31,705	1.37%	2,078,666	2,942	0.14%
Securities borrowed	1,298,276	44,414	3.37%	1,445,464	61,667	4.21%
Other	55,280	8,873	16.05%	50,929	3,332	6.54%
Interest-earning assets, gross (3)	16,014,771	592,710	3.70%	16,473,718	531,658	3.23%
Allowance for credit losses	(92,828)			(129,689)
Interest-earning assets, net	15,921,943			16,344,029
Noninterest-earning assets	1,488,994			1,451,928
Total assets	$17,410,937			$17,795,957

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,561,501	$50,412	0.67%	$7,722,584	$23,624	0.31%
Securities loaned	1,184,498	38,570	3.26%	1,374,142	50,974	3.71%
Notes payable and other borrowings	1,293,133	43,158	3.34%	1,216,381	32,393	2.66%
Total interest-bearing liabilities	10,039,132	132,140	1.32%	10,313,107	106,991	1.04%
Noninterest-bearing liabilities
Noninterest-bearing deposits	4,455,779			4,157,962
Other liabilities	675,629			863,976
Total liabilities	15,170,540			15,335,045
Stockholders’ equity	2,213,756			2,435,185
Noncontrolling interest	26,641			25,727
Total liabilities and stockholders' equity	$17,410,937			$17,795,957

Net interest income (3)		$460,570			$424,667
Net interest spread (3)			2.38%			2.19%
Net interest margin (3)			2.88%			2.58%

(1)	Information presented on a consolidated basis.
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.3 million and $0.5 million for the three months ended December 31, 2022 and 2021, respectively, and $1.6 million and $1.7 million for the year ended December 31, 2022 and 2021, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, January 27, 2023. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review fourth quarter and full year 2022 financial results. Interested parties can access the conference call by dialing 1-844-200-6205 (United States), 1-833-950-0062 (Canada) or 1-929-526-1599 (all other locations) and then using the access code 429656. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At December 31, 2022, Hilltop employed approximately 4,140 people and operated approximately 360 locations in 47 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com and HilltopSecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; and (v) risks associated with concentration in real estate related loans. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.